As filed with the Securities and Exchange Commission on April 15, 2022
Registration No. 333-262711
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
FOGHORN THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	47-5271393 (I.R.S. Employer Identification No.)
500 Technology Square, Suite 700
Cambridge, MA 02139
617-586-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Adrian Gottschalk
Chief Executive Officer
500 Technology Square, Suite 700
Cambridge, MA 02139
617-586-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Marc Rubenstein, Esq.
Rachel Phillips, Esq.
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
(617) 951-7000
From time to time after the effectiveness of the registration statement
(Approximate date of commencement of proposed sale to the public)
____________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer X	Smaller reporting company X Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-262711) (the “Registration Statement”) of Foghorn Therapeutics Inc. (the “Company”) that was filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2022 and was declared effective by the SEC on March 14, 2022. This Amendment is being filed solely for the purpose of replacing the Exhibit 23.1 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. This Amendment consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement. Pursuant to Rule 462(d) under the Securities Act of 1933, as amended, this Amendment shall become effective immediately upon filing with the SEC.

Item 16. Exhibits.
The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Exhibit
1.1 *	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-39634, filed on October 27, 2020)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, File No. 001-39634, filed on October 27, 2020)
4.1 *	Form of Common Stock Warrant Agreement and Warrant Certificate
4.2 *	Form of Preferred Stock Warrant Agreement and Warrant Certificate
5.1 **	Opinion of Ropes & Gray LLP
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2 **	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1 **	Powers of Attorney
107.1 **	Calculation of Filing Fee Tables

*    To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
**    Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Foghorn Therapeutics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on April 15, 2022.
FOGHORN THERAPEUTICS INC.
By:     /s/ Adrian Gottschalk
Name: Adrian Gottschalk
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Adrian Gottschalk	President and Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2022
Adrian Gottschalk
/s/ Allan Reine, M.D.	Chief Financial Officer (Principal Accounting and Financial Officer)	April 15, 2022
Allan Reine, M.D.
*	Chairman of the Board	April 15, 2022
Douglas Cole, M.D.
*	Director	April 15, 2022
Scott Biller, Ph.D.
*	Director	April 15, 2022
Ian Smith
*	Director	April 15, 2022
Simba Gill, Ph.D.
*	Director	April 15, 2022
Cigall Kadoch, Ph.D.
*	Director	April 15, 2022
Adam Koppel, M.D., Ph.D.
*	Director	April 15, 2022
Michael Mendelsohn, M.D.

*By: /s/ Adrian Gottschalk
Adrian Gottschalk Attorney-in-fact for person indicated